Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Pharma Two B Ltd. of our report dated September 4, 2024 relating to the financial statements of Pharma Two B Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 1, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited